UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2004

Metabasis Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50785	33-0753322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9390 Towne Centre Drive, Building 300, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (858) 587-2770

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On December 21, 2004, we entered into a lease agreement with CarrAmerica Realty, L.P., pursuant to which we will lease up to approximately 82,000 square feet of real estate space in San Diego, California consisting of laboratory and office space.  The lease commences on the latter of September 1, 2005, or the date that certain landlord-funded tenant improvements are satisfactorily completed, and has an initial term of 10 years unless extended or sooner terminated pursuant to the terms of the lease.  We have options to extend the lease beyond 10 years consisting of two renewal periods of five years each on terms contained in the lease.

Our aggregate lease payments as contemplated by the lease through 2015, if there is no delay in the rent commencement date, will be approximately $28,000,000.

The foregoing summary of the lease agreement is qualified in its entirety by reference to the lease agreement which is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Lease Agreement between Metabasis Therapeutics, Inc. and CarrAmerica Realty, L.P., dated December 21, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABASIS THERAPEUTICS, INC.

	By:	/s/ John W. Beck
John W. Beck
Vice President of Finance, Chief Financial Officer and Treasurer

Date: December 23, 2004

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Lease Agreement between Metabasis Therapeutics, Inc. and CarrAmerica Realty, L.P., dated December 21, 2004